This copy of the document filed as an Exhibit excludes certain identified information because such information is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Omissions are designated by the symbol […***…]. The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY WJE-PA-05130-LA-2101478 Allegiant Air, LLC 1201 N. Town Center Drive Las Vegas, NV 89144 Subject: […***…] Reference: Purchase Agreement No. 05130 (Purchase Agreement) between The Boeing Company (Boeing) and Allegiant Air, LLC. (Customer) relating to Models 737-8-200 aircraft and 737-7 aircraft (each or collectively, Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. The terms of this Letter Agreement […***…]this Letter Agreement and any provision in the Purchase Agreement. 1. […***…]. This Letter Agreement sets forth the conditions under which Boeing […***…] to a subsidiary or affiliate of Customer (which is not contemplated in the AGTA and is not assignment to a third party intended to facilitate financing arrangements). […***…] time of delivery of the Aircraft will require that: […***…]. 2. […***…]. 2.1 In the […***…] as defined herein, of Customer’s assignee, and […***…] under the Purchase Agreement […***…]. 2.2 […***…] following events: (i) […***…]; (ii) […***…]; or (iii) […***…]. 2.3 […***…]. 3. Assignment. This Letter Agreement is provided as an accommodation to Customer in consideration of its relationship with Boeing, and cannot be assigned in whole or in part. Nothing in this statement is intended to support recovery from Customer of any benefits supplied hereunder for delivered Aircraft.

WJE-PA-05310-LA-2101478 Page 2 BOEING PROPRIETARY 4. Confidentiality. The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer will limit the disclosure of its contents to (i) Customer and Customer affiliates’ employees, officers and directors and (ii) Customer and Customer affiliates’ legal counsel, professional advisors and auditors subject to a duty of confidence or a non- disclosure undertaking, in each case with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing unless disclosure is required by applicable law or court order, in which case, Customer shall (i) notify Boeing in writing of such disclosure requirement or request prior to making such disclosure, and will take steps to protect the information contained herein, and (ii) use reasonable efforts to obtain redaction and confidential treatment for the disclosed information or parts thereof. In addition, with respect to disclosure of the contents hereof to third parties who may be or are involved with financing (in any form, including sale and lease-back) of Aircraft (and/or Advance Payments) under the Purchase Agreement, Customer shall be entitled to disclose such information to such third party financiers, after consultation with Boeing, as the parties shall mutually agree (each acting reasonably and within industry and financing norms). ACCEPTED AND AGREED TO this Date: ALLEGIANT AIR, LLC THE BOEING COMPANY By: By: Name: Name: […***…] Title: Title: Attorney-In-Fact